First California Financial Group, Inc. S-3
Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 28, 2011

First California Financial Group, Inc.
3027 Townsgate Road, Suite 300
Westlake Village, California 91361

Re:	First California Financial Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to First California Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3, filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to $50,000,000 in aggregate offering price of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) the sale by selling securityholders of up to an aggregate of (a) 25,000 shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series C (the “Secondary Shares”), or (b) in lieu of the resale of the Secondary Shares, fractional interests in the Secondary Shares represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (“Receipts”), which may be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be entered into between the Company and a depositary to be named (the “Depositary”), in accordance with the Securities Purchase Agreement incorporated by reference as an exhibit to the Registration Statement.  The Common Stock, the Preferred Stock, the Secondary Shares and the Depositary Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect (the “Certificate of Incorporation”);

(iii)	the Amended and Restated By-Laws of the Company, as amended to the dated hereof and currently in effect (the “By-Laws”);

(iv)	the Certificate of Designation, as filed with the Secretary of State of the State of Delaware, designating the Secondary Shares; and

(v)	certain resolutions adopted by the board of directors of the Company (the “Board of Directors”), relating to the registration of the Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In addition, we have assumed that the terms of the Common Stock, Preferred Stock and the Depositary Shares will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities and the Deposit Agreement will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”), including, to the extent relevant, reported judicial or regulatory determinations interpreting such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law, or as to the effect of any such non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           With respect to any Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters; (v) terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) if the Offered Common Shares are to be certificated, certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any Common Stock duly issued upon conversion or exchange of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.           With respect to the any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designation in accordance with the applicable provisions of the DGCL; (v) the filing of such certificate of designation with the Secretary of State of the State of Delaware has occurred; (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws, so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) if the Offered Preferred Shares are to be certificated, certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Stock duly issued upon surrender of any Depositary Shares), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.           The Secondary Shares have been duly authorized and are validly issued, fully paid and nonassessable.

4.           With respect to any Depositary Shares (the “Offered Depositary Shares”), when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters; (ii) the Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary; (iii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Depositary; (iv) the Receipts, in the form contemplated by the Deposit Agreement, evidencing such Offered Depositary Shares, have been duly issued against the deposit of the Secondary Shares with the Depositary in accordance with the Deposit Agreement; and (v) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, the Offered Depositary Shares, when issued in accordance with the Deposit Agreement and when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP